Exhibit 10.56

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 17, 2013, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and OCZ TECHNOLOGY GROUP, INC. (“OCZ”), and each of its Domestic Subsidiaries and SANRAD INC. (hereinafter together with OCZ collectively referred to as “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 11, 2013, as amended by a First Amendment to Loan and Security Agreement dated as of June 13, 2013 (the “First Amendment”) and a Second Amendment to Loan and Security Agreement dated as of August 13, 2013 (as further amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

Now, THEREFORE, the parties agree as follows:

1. As a condition to the effectiveness of the First Amendment, Section 7(b)(i) of the First Amendment required Borrower to pay to Lender a facility modification charge of $200,000. In lieu of requiring Borrower to have paid such amount in cash as a condition to the effectiveness of the First Amendment, each of Borrower and Lender hereby agrees instead to add such amount to the back-end fee payable by Borrower to Lender under Section 2.6 of the Agreement. Accordingly, Section 2.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

2.6 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $575,000. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

3. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower; and

(b) payment of Lender’s reasonable expenses (including fees and expenses of counsel) incurred in connection with the Agreement.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OCZ TECHNOLOGY GROUP, INC.

/s/ Ralph Schmitt
By: Ralph Schmitt
Title: CEO

SANRAD INC.

/s/ Rafael Torres
By: Rafael Torres
Title: CFO and Secretary

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

/s/ Nicholas Martitsch
By: K. Nicholas Martitsch
Title: Associate General Counsel